                                                                                                                        EXHIBIT 5.1

May 13, 2005

Acxiom Corporation
1 Information Way
P. O. Box 8180
Little Rock, Arkansas 72203 - 8180

Re:        REGISTRATION ON FORM S-8 OF SHARES OF ACXIOM CORPORATION'S COMMON STOCK, PAR VALUE $.10 PER SHARE, OFFERED PURSUANT TO
           THE DIGITAL IMPACT, INC. 1998 STOCK PLAN, THE DIGITAL IMPACT, INC. 1999 DIRECTOR EQUITY PLAN, THE MINESHARE, INC. 1997
           STOCK PLAN AND THE MARKETLEAP.COM, INC. 2000 LONG-TERM INCENTIVE PLAN

Ladies and Gentlemen:

            We are acting as counsel to Acxiom Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to 790,824 shares of Acxiom Common Stock to be issued under the
Digital Impact, Inc. 1998 Stock Plan, up to 20,020 shares of Acxiom Common Stock to be issued under the Digital  Impact, Inc. 1999
Director Equity Plan, up to 237 shares of Acxiom Common Stock to be issued under the MineShare, Inc. 1997 Stock Plan and up to
48,981 shares of Acxiom Common Stock to be issued under the Marketleap.com, Inc. 2000 Long-Term Incentive Plan (collectively, the
"Plans").  Such shares of Acxiom Common Stock are referred to herein as the "Shares."

            We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion.
Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares to be offered and sold, when issued and delivered in accordance with the terms and provisions of the Plans, against receipt of the consideration provided for therein, will be validly issued, fully paid, and nonassessable.

            In rendering this opinion, we have (i) assumed and have not independently verified (a) the due  authorization, execution and delivery of the Plans, (b) that all signatures on all certificates and other documents examined by us are genuine, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and (ii) as to certain factual matters, relied upon certificates of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder, and the federal laws of the
United States of America, in each case in effect on the date hereof.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                                                     /s/ Kutak Rock LLP